EXHIBIT 99.1

DELTA PETROLEUM CORPORATION
Aleron H. Larson, Jr., Chairman
Roger A. Parker, President and CEO
Kevin K. Nanke, CFO
475 17th Street, Suite 1400
Denver, Colorado 80202

For Immediate Release


DELTA PETROLEUM CORPORATION ANNOUNCES THIRD QUARTER AND NINE MONTH OPERATING RESULTS

THREE-MONTH EBITDAX RISES 137% ON 77% REVENUE GAIN

     DENVER, Colorado (May 11, 2004) -- Delta Petroleum Corporation (NASDAQ:
DPTR); (FRANKFURT STOCK EXCHANGE: DPE), an independent energy exploration and development Company, today reported its operating results for the third quarter and first nine months of FY2004.

     For the three months ended March 31, 2004, total revenue from continuing operations increased 77% to $10.3 million, compared with $5.8 million in the third quarter of the previous fiscal year. The Company reported net income of $2.5 million, or $0.08 per diluted share, which included a $1.8 million gain on the sale of properties, in the most recent quarter, versus net income of $1.3 million, or $0.05 per diluted share, in the year-earlier quarter.
EBITDAX (defined in a note at the end of this release) improved 137% to $7.9 million in the third quarter of FY2004, compared with $3.3 million in the quarter ended March 31, 2003. Increases in revenue and EBITDAX primarily reflect a 51% increase in average daily production rates.

     The average price from continuing operations realized for oil in the third quarter of FY2004 approximated $33.98 per barrel (Bbl) onshore and $21.60 per Bbl offshore, versus $32.52 per Bbl onshore and $22.82 per Bbl offshore in the year-earlier quarter. The average price from continuing operations realized for natural gas approximated $5.75 per thousand cubic feet
(Mcf) in the most recent quarter, compared with $6.05 per Mcf in the quarter ended March 31, 2003.

     During the most recent quarter, the Company sold all of its producing properties in the Appalachian Basin. After reducing the gain from the sale of these properties by $320,000 to reflect severance costs and other expenses associated with the closing of the Company's office in Mount Pleasant, Pennsylvania, Delta Petroleum reported an after-tax gain of $1.8 million in the quarter ended March 31, 2004.

     For the nine months ended March 31, 2004, the Company reported a 58% increase in total revenue from continuing operations, to approximately $24.7 million, compared with $15.7 million in the corresponding period of the previous fiscal year. The Company reported net income, including the aforementioned gain on the sale of properties, of $4,470,000, or $0.16 per diluted share, in the first nine months of FY2004, versus net income of $1,852,000, or $0.07 per diluted share, in the year-earlier period. EBITDAX improved 99% to $15.5 million, compared with $7.7 million in the nine months ended March 31, 2003.

     The average price realized for oil in the first nine months of FY2004 approximated $31.43 per Bbl onshore and $20.48 per Bbl offshore, versus $28.58 per Bbl onshore and $20.61 per Bbl offshore in the year-earlier period. The average price realized for natural gas approximated $5.09 per Mcf in the nine months ended March 31, 2004, compared with $4.52 per Mcf in the corresponding period of the previous fiscal year.

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     "We are pleased to report a 99% increase in EBITDAX during the first nine months of fiscal 2004, despite substantially higher General and Administrative costs," observed Roger A. Parker, President and Chief Executive Officer of Delta Petroleum Corporation. "The Company continued to increase its drilling activities during the most recent quarter, and we expect such activities to accelerate further in the current and subsequent quarters. In anticipation of increased demands upon our corporate infrastructure, the Company has leased additional office space and expanded its operations and headquarters staff, and this is reflected in a 62% increase in G&A expenses during the nine months ended March 31, 2004."

     "During the first nine months of fiscal 2004, we also incurred significant geophysical costs associated with the shooting of new 3-D seismic on existing properties and the acquisition of additional seismic data from third parties," continued Parker. "Exploration expense, which has historically been modest for our Company, increased substantially in the most recent nine-month period. We expect exploration costs to remain at high levels for the near future, since additional seismic data gathering projects are planned."

     "While drilling, development and exploration activities are underway on a number of our properties, we believe the most significant potential for near term increases in daily production rates will come from our 182,000 net acres in Washington County, Colorado, and the Fuller Reservoir Field in Fremont County, Wyoming. In Fremont County, Wyoming, we have drilled 11 wells since the beginning of fiscal 2004, and with two rigs now available to us, drilling activities in the Fuller Reservoir will continue at a rapid pace for the foreseeable future."

     A more detailed review of the Company's recent drilling activities will be provided in an 8-K to be filed with the U.S. Securities and Exchange Commission.

     Delta Petroleum Corporation is an oil and gas exploration and development Company based in Denver, Colorado. The Company has producing properties in 15 states and interests in one producing federal unit and four undeveloped units located in federal waters offshore California near Santa Barbara. Its common stock is traded on NASDAQ under the symbol "DPTR" and on the Frankfurt Stock Exchange under the symbol "DPE."

     Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns effecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. Please refer to the Company's Securities and Exchange Commission filings for additional information.

     For further information contact the Company at (303) 293-9133 or via email at

                            info@deltapetro.com

                                      OR

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at

                            info@rjfalkner.com

SOURCE:  Delta Petroleum Corporation

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DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                March 31,     June 30,
                                                  2004          2003
                                              ------------   ------------
                       ASSETS                  (Unaudited)
Current Assets:
 Cash and cash equivalents                    $ 28,440,000   $  2,271,000
 Marketable securities available for sale          912,000        662,000
 Trade accounts receivable, net of
  allowance for doubtful accounts of $50,000
  at March 31, 2004 and June 30, 2003            5,842,000      4,410,000
 Prepaid assets                                  1,214,000        764,000
 Inventory                                       1,169,000           -
 Other current assets                              358,000        560,000
                                              ------------   ------------
    Total current assets                        37,935,000      8,667,000
                                              ------------   ------------
Property and Equipment:
 Oil and gas properties, successful efforts
  method of accounting):                       118,108,000     90,151,000
 Drilling and trucking equipment                 6,572,000           -
 Other                                             936,000        336,000
                                              ------------   ------------
    Total property and equipment               125,616,000     90,487,000
Less accumulated depreciation and depletion    (18,643,000)   (12,669,000)
                                              ------------   ------------
    Net property and equipment                 106,973,000     77,818,000
                                              ------------   ------------
Long term assets:
 Investment in LNG project                       1,022,000           -
 Deferred financing costs                           95,000        117,000
 Partnership net assets                            208,000        245,000
                                              ------------   ------------
    Total long term assets                       1,325,000        362,000
                                              ------------   ------------
                                              $146,233,000   $ 86,847,000
                                              ============   ============
     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Current portion of long-term debt            $  4,143,000   $ 10,039,000
 Accounts payable                               11,574,000      3,604,000
 Derivative instruments                             61,000        468,000
 Current foreign tax payable                       703,000        703,000
 Other accrued liabilities                         934,000      1,087,000
                                              ------------   ------------
     Total current liabilities                  17,415,000     15,901,000
                                              ------------   ------------
Long-term Liabilities:
 Bank debt, net                                 27,050,000     22,175,000
 Asset retirement obligation                       975,000        868,000
 Other debt, net                                    66,000           -
                                              ------------   ------------
     Total long-term liabilities                28,091,000     23,043,000

Minority Interest                                3,286,000           -

Stockholders' Equity:
 Preferred stock, $.10 par value;
  authorized 3,000,000 shares, none issued
 Common stock, $.01 par value;                        -              -
  authorized 300,000,000 shares, issued
  30,578,000 shares at March 31, 2004
  and 23,286,000 at June 30, 2003                  306,000        233,000
 Additional paid-in capital                     11,980,000     75,642,000
 Accumulated other comprehensive loss              281,000       (376,000)
 Accumulated deficit                           (23,126,000)   (27,596,000)
                                              ------------   ------------
     Total stockholders' equity                 97,441,000     47,903,000
                                              ------------   ------------
       Commitments                            $146,233,000   $ 86,847,000
                                              ============   ============


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DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended


                                                March 31,      March 31,
                                                  2004           2003
                                              ------------   ------------
Revenue:
 Oil and gas sales                            $ 10,628,000   $  6,817,000
 Realized loss on derivative instruments,
  net                                             (286,000)      (971,000)
                                              ------------   ------------
     Total revenue                              10,342,000      5,846,000

Operating expenses:
 Lease operating expenses                        2,506,000      2,275,000
 Depreciation and depletion                      3,085,000      1,300,000
 Exploration expenses                            1,698,000         83,000
 Dry hole costs                                    210,000         89,000
 Professional fees                                 308,000        187,000
 General and administrative (includes stock
  compensation expense of $87,000 and $36,000
  for the three months ended March 31, 2004
  and 2003, respectively)                        1,722,000        946,000
                                              ------------   ------------
     Total operating expense                     9,529,000      4,880,000
                                              ------------   ------------
Income from operations                             813,000        966,000

Other income and (expense):
 Other income                                       43,000           -
 Interest and financing costs                     (373,000)      (408,000)
                                              ------------   ------------
     Total other expense                          (330,000)      (408,000)
                                              ------------   ------------
Income before discontinued operations              483,000        558,000

Discontinued operations:
 Income from operations of properties
   sold, net                                       189,000        520,000
 Gain on sale of properties                      1,782,000        229,000
                                              ------------   ------------
     Net income                               $  2,454,000   $  1,307,000
                                              ============   ============

Basic income per common share:
 Income before discontinued operations        $       0.00   $       0.02
 Discontinued operations                              0.07           0.04
                                              ============   ============
     Net income                               $       0.09   $       0.06
                                              ============   ============
Diluted income per common share:
 Income before discontinued operations        $       0.02   $       0.02
 Discontinued operations                              0.06           0.03
                                              ------------   ------------
     Net income                               $       0.08   $       0.05
                                              ============   ============



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DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Nine Months Ended
                                                 March 31,      March 31,
                                                  2004           2003
                                              ------------   ------------
Revenue:
 Oil and gas sales                            $ 25,401,000   $ 17,049,000
 Realized loss on derivative instruments,
  net                                             (666,000)    (1,391,000)
                                              ------------   ------------
     Total revenue                              24,735,000     15,658,000

Operating expenses:
 Lease operating expenses                        6,896,000      6,392,000
 Depreciation and depletion                      6,877,000      3,887,000
 Exploration expenses                            1,966,000        130,000
 Dry hole costs                                    387,000        132,000
 Professional fees                                 920,000        506,000
 General and administrative (includes
  stock compensation expense of $195,000
  and $82,000 for the nine months ended
  March 31, 2004 and 2003, respectively)         4,443,000      2,737,000
                                              ------------   ------------
     Total operating expense                    21,489,000     13,784,000
                                              ------------   ------------

Income from continuing operations                3,246,000      1,874,000

Other income and (expense):
 Other income                                       78,000         21,000
 Interest and financing costs                   (1,458,000)    (1,348,000)
                                              ------------   ------------
     Total other expense                        (1,380,000)    (1,327,000)
                                              ------------   ------------
Income before discontinued operations and
 cumulative effect of change in accounting
 principle                                       1,866,000        547,000

Discontinued operations:
 Income from operations of properties sold,
  net                                              850,000      1,096,000
 Gain on sale of properties                      1,754,000        229,000
                                              ------------   ------------
Income before cumulative effect of
 change in accounting principle                  4,470,000      1,872,000
Cumulative effect of change in accounting
 principle                                            -           (20,000)
                                              ------------   ------------
     Net income                               $  4,470,000   $  1,852,000
                                              ============   ============
Basic income per common share:
 Income before discontinued operations and
  cumulative effect of change in accounting
  principle                                   $       0.07   $       0.02
 Discontinued operations                              0.11           0.06
 Income before cumulative effect of           ------------   ------------
  change in accounting principle                      0.18           0.08
 Cumulative effect of change in accounting
  principle                                            -              -*
                                              ------------   ------------
     Net income                               $       0.18   $       0.08
                                              ============   ============
Diluted income per common share:
 Income before discontinued operations and
  cumulative effect of change in accounting
  principle                                   $       0.06   $       0.02
 Discontinued operations                              0.10           0.05
 Income before cumulative effect of           ------------   ------------
  change in accounting principle                      0.16           0.07
 Cumulative effect of change in accounting
  principle                                            -              -*
                                              ------------   ------------
     Net income                               $       0.16   $       0.07
                                              ============   ============
*   less than $.01 per share

Page 5

                        Delta Petroleum Corporation
             Unaudited Reconciliation of Net Cash Provided by
                     Operating Activities to "EBITDAX"

                                   Three Months Ended           Nine Months Ended
                                        March 31,                   March 31,
                                   2004          2003          2004           2003
                                ----------    ----------    -----------    ----------
EBITDAX

Net cash provided by operating
 activities                    $ 3,090,000    $1,006,000    $ 9,236,000    $5,383,000

Adjustments:

 Changes in other assets and
  liabilities                      819,000     1,650,000      1,150,000       988,000

 Gain on sale of properties      1,782,000       229,000      1,754,000       229,000

 Stock option expense              (87,000)      (35,000)      (195,000)      (82,000)

 Interest net of financing
  amortization                     370,000       294,000      1,189,000     1,007,000

 Exploration and dry hole costs  1,908,000       172,000      2,353,000       262,000

 Cumulative effect of change in
  Accounting principle                -             -              -          (20,000)
                                ----------    ----------    -----------    ----------
EBITDAX                         $7,882,000    $3,316,000    $15,487,000    $7,767,000
                                ==========    ==========    ===========    ==========

Note: "EBITDAX" is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for changes in other assets and liabilities, gain on sale of properties, stock option expense, interest net of financing amortization, exploration costs and cumulative effect of change in accounting principle. This reconciliation is provided in accordance with applicable rules adopted by the Securities and Exchange Commission. "EBITDAX" is not a measure of performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by "EBITDAX" are available for management's discretionary use but are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments as described in more detail in the Company's Form 10-Q for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission. "EBITDAX" as calculated above may not be comparable to similarly titled measures reported by other companies.












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